As filed with the Securities and Exchange Commission on November 20, 2000
                                              Registration No. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ------------

                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           California                                    94-2900635
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                              150 Rose Orchard Way
                           San Jose, California 95134
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                                 1993 Stock Plan
                            (Full title of the Plan)

                             ----------------------

                                Michael W. Overby
               Vice President, Finance and Chief Financial Officer
                             Adept Technology, Inc.
                150 Rose Orchard Way, San Jose, California 95134
                     (Name and Address of Agent for Service)
                                 (408) 432-0888
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                              Kenneth R. Lamb, Esq.
                           Gibson, Dunn & Crutcher LLP
                      One Montgomery Street, Telesis Tower
                         San Francisco, California 94104
                                 (415) 393-8200

                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================

Title of Securities to        Amount to be          Proposed Maximum       Proposed Maximum
     be Registered           Registered (1)          Offering Price            Aggregate              Amount of
     -------------           ----------              per Share (2)        Offering Price (2)      Registration Fee
                                                     ---------            --------------          ----------------
Common  Stock,   no  par    1,000,000 shares             $26.50               $26,500,000              $6,996
value

======================================================================================================================

(1)      This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993  Stock  Plan by  reason  of any  stock  dividend,  stock  split,  recapitalization  or other  similar transaction  effected without the receipt of  consideration  which results in an increase in the number of the outstanding shares of Adept Technology, Inc. Common Stock.

======================================================================================================================

======================================================================================================================

(2)      Registration  Statements on Form S-8 were filed with the Securities and Exchange Commission on April 12, 1996,
         October 30, 1997 and  December  10, 1999,  registering  an  aggregate of 3,462,500  shares of Common Stock and
         Options to purchase such Common Stock issuable pursuant to the 1993 Stock Plan and a registration fee was paid in connection therewith.  The fee for the 1,000,000 additional shares included in this Registration  Statement is  calculated  solely for  purposes of this  offering  under Rule 457(h) of the  Securities  Act of 1933,  as amended,  on the basis of the average of the high and low selling prices per share of Common Stock as reported on The Nasdaq Stock Market on November 13, 2000.

======================================================================================================================

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         Adept Technology, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

             (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 as amended by Form 10-K/A;

             (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000;

             (c) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 31, 1995 pursuant to section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

             (d) The Registrant's Current Reports on Form 8-K filed with the Commission on July 27, 2000, October 25, 2000 (8-K/A), October 26, 2000, October 26, 2000 and October 26, 2000; and

             (e) The Registrant's Form S-8 Registration Statements, including File No. 333-3656 filed with the Commission on April 12, 1996, No. 333-39065 filed with the Commission on October 30, 1997 and No. 333-92525 filed with the Commission on December 10, 1999.

         All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for
(i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and
(v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the 1933 Act or the 1934 Act. The Registrant has entered into indemnification agreements with its directors and executive officers.

         At present,  there is no pending  litigation or proceeding  involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number                Exhibit
--------------                -------

         4.1                  1993 Stock Plan, as amended.
         5.1                  Opinion of Gibson, Dunn & Crutcher LLP.
         23.1                 Consent of Independent Auditors.
         23.2                 Consent  of  Gibson,   Dunn  &  Crutcher   LLP  is
                              contained in Exhibit 5.1.
         24.1 Power of Attorney (see signature pages, pages II-4 and 5).

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that subparagraphs (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1993 Stock Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of November, 2000.

                        ADEPT TECHNOLOGY, INC.

                        By:  /s/ Michael W. Overby
                           --------------------------------
                        Michael W. Overby
                        Vice President, Finance and Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each such person whose signature appears below constitutes and appoints, jointly and severally, Brian R. Carlisle and Michael W. Overby, the lawful attorneys-in- fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                             Title                              Date
/s/ Brian R. Carlisle                    Chairman of the Board and Chief          November 20, 2000
----------------------------------       Executive Officer
     Brian R. Carlisle                   (Principal Executive Officer)


/s/ Michael W. Overby                    Vice President, Finance and  Chief       November 20, 2000
-----------------------------------      Financial Officer (Principal
     Michael W. Overby                   Financial  and Accounting Officer)


/s/ Bruce E. Shimano                     Vice President, Research and             November 20, 2000
-----------------------------------      Development, Secretary and Director
     Bruce E. Shimano

/s/ Ronald E.F. Codd                     Director                                 November 20, 2000
-----------------------------------
     Ronald E.F. Codd

/s/ Michael P. Kelly                     Director                                 November 20, 2000
-----------------------------------
     Michael P. Kelly

/s/ Cary R. Mock                         Director                                 November 20, 2000
-----------------------------------
     Cary R. Mock

/s/ John E. Pomeroy                      Director                                 November 20, 2000
-----------------------------------
     John E. Pomeroy

                                  EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------

4.1                        1993 Stock Plan, as amended.

5.1                        Opinion of Gibson, Dunn & Crutcher LLP.

23.1                       Consent of Independent Auditors.

23.2 Consent of Gibson, Dunn & Crutcher LLP (included in exhibit 5.1).

24.1 Power of Attorney (see signature pages, pages II-4 and 5).